Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-203976) on Form S-3 and Registration Statement (No. 333-193833) on Form S-8 of Malibu Boats, Inc. of our report dated September 9, 2015, relating to our audits of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Malibu Boats, Inc. for the year ended June 30, 2015.

/s/ McGladrey LLP
Indianapolis, Indiana
September 9, 2015